UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2013

GLOBAL CORNERSTONE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	66-0758906
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

352 Park Avenue South 13th Floor New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 822-8165

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 4, 2013, Global Cornerstone Holdings Limited (the “Company”) determined that, despite having participated in in-person or telephonic discussions with representatives of 107 potential acquisition targets, conducted diligence with respect to 43 potential acquisition targets, entered into non-disclosure agreements with 35 potential acquisition targets or their representatives and negotiated several non-binding letters of intent concerning potential business combinations in the period since the Company’s initial public offering (the “IPO”), the Company will be unable to consummate an initial business combination by January 20, 2013, the deadline included in the Company’s memorandum and articles of association and described in the IPO prospectus. As a result, the Company will not be asking its shareholders to vote on the Extension Amendment, the Conversion Amendment and the IMTA Amendment, each as defined and described in the Preliminary Proxy Statement filed with the Securities and Exchange Commission on December 12, 2012. In accordance with the Company’s memorandum and articles of association and subject to applicable law, the Company will, as promptly as reasonably possible after January 20, 2013, redeem all of the ordinary shares of the Company included in the units sold in the IPO (the “IPO Shares”) for cash equal to (a) the amount held in the trust account established by the Company in connection with the IPO (the “Trust Account”) divided by (b) the total number of IPO Shares (which redemption will completely extinguish such holders’ rights as shareholders of the Company, including the right to receive further liquidation distributions, if any).

The balance of the Trust Account as of December 31, 2012 is approximately $80,003,120, which includes $3,120 in interest income. In accordance with the terms of the trust agreement governing the Trust Account, the Company expects to retain approximately $3,120 from the Trust Account to pay any taxes and fund the Company’s redemption expenses. Accordingly, there will be a total of $80,000,000 available for redemption of the 8,000,000 IPO Shares outstanding, which results in a redemption price of $10.00 per share.

The effective date for redemption of the IPO Shares will be January 20, 2013, and the Company currently expects that payment for such IPO Shares will be made on or about January 22, 2013. Stockholders whose stock is held in “street name” through a broker will automatically receive payment through the Depository Trust Company. No payments will be made with respect to any of the Company’s outstanding warrants, which will expire.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2013	GLOBAL CORNERSTONE HOLDINGS LIMITED

	By:	/s/ James D. Dunning, Jr.
Name: James D. Dunning, Jr.
Title: Chief Executive Officer